UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2008

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-14827	06-1488212
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) EVCI today announced that due to the resignation of Mr. Brian H. Fluck, effective January 31, 2008, from his positions as a director of EVCI and a member of EVCI’s audit and compensation committees, it received a letter, dated February 5, 2008, from The Nasdaq Stock Market indicating that EVCI no longer complies with Nasdaq’s audit committee requirements as set forth in Marketplace Rule 4350 (d). The Rule requires EVCI to have an audit committee of three independent directors.

Nasdaq’s letter also indicated that EVCI has a cure period in which to regain compliance:

•	until the earlier of EVCI’s next annual stockholders’ meeting or January 31, 2009; or

•	if EVCI’s next annual stockholders’ meeting is held before July 29, 2008, then EVCI must evidence compliance no later than July 29, 2008.

A failure to regain compliance could result in a delisting from The Nasdaq Capital Market.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective January 31, 2008, Brian H. Fluck resigned as director of EVCI and, accordingly, as a member of EVCI’s audit and compensation committees.

Under the Securities Purchase Agreement with EVCI, dated April 24, 2007, ComVest Investment Partners III, L.P. has the right to designate a person to replace Mr. Fluck as a director of EVCI. If that person satisfies the applicable requirements for an “independent director,” he or she is required by that agreement to be appointed to EVCI’s audit and compensation committees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1*	Press Release dated February 6, 2008
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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: February 6, 2008	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title: General Counsel and Vice President for Corporate Affairs

Exhibit Index

Exhibit No.	Description of Exhibit

99.1*	Press Release dated February 6, 2008
______________________

*Filed herewith.